EX-24

POWER OF ATTORNEY

The undersigned hereby constitutes and appoints Georgiy Nikitin as the undersigned’s true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigned’s capacity as the Managing Member of Weiss Asset Management LLC and Weiss Capital LLC, Schedules 13D and/or 13G, Forms 3, 4, and 5, Schedule 13F (and all amendments thereto), and any other forms and/or schedules required to comply with the Securities Exchange Act of 1934, as amended, and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Schedules 13D and/or 13G, Forms 3, 4, and 5, Schedule 13F (and all amendments thereto), and any other forms and/or schedules and timely file such forms and/or schedules with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of any such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by any such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact, or such attorneys-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that none of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is assuming any of the undersigned’s responsibilities to comply with the Securities Exchange Act of 1934, as amended.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Schedules 13D and/or 13G, Forms 3, 4, and 5, Schedule 13F (and all amendments thereto), and any other forms and/or schedules with respect to the undersigned’s holdings of and transactions in securities that are required to be reported to the United States Securities and Exchange Commission or any stock exchange or similar authority, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of February 9th, 2007.

/s/ Andrew M. Weiss

Name: Andrew M. Weiss